                                                                    Exhibit 10.1
--------------------------------------------------------------------------------
                                                D.E. Frey & Company, Inc.
DEFrey                                          One Norwest Center
                                                1700 Lincoln Street, Suite 2200
                                                Denver, Colorado 80203
                   MEMORANDUM TO FILE           (303) 863-4040
--------------------------------------------------------------------------------

To:       D.E. Frey & Company, Inc. ("Company") Files     Member NASD/ SIPC
From:     Paul L. Hocevar
Date:     November 18, 1996
Subject:  Employment Agreements

On November 15, 1996 the undersigned met with Mr. Mike McClurg, member of the Company's Compensation Committee, to discuss the suggested revisions to the employment agreements. It was agreed that the following amendments to the THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT shall be made, effective January 1, 1996:

     1) The base compensation pool for all executives would be $100,000 per month regardless of the profitability of Company or consolidated group and the individual executive's base compensation would be a percentage of the base compensation pool. The base compensation pool of $100,000 will be reduced to X amount, if consolidated gross revenue for a six month period is less than the aggregate employee percentages times $100,000 times 10 times 6. For example, Dale's percentage of the compensation pool is 50% and the aggregate percentages for all executive's is 75% at this time. If the consolidated group revenue for a six month period was less than $4,500,000 (.75 x $100,000 x 10 x 6) the base compensation pool for the month would be the average consolidated gross revenue for the six month period times 10%. This provision is intended to provide some downside protection to the Company. The term consolidated gross revenue has the same meaning as the term is defined in the THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT between the Company and Dale E. Frey.

     2) The incentive compensation pool for the executives would be determined annually based on annual consolidated net income before taxes. Each executive's share of the incentive compensation pool would be his/her percentage, as determined above, of the pool. The attached table reflects the incentive compensation pool. For example, the consolidated net income must equal or exceed two times the aggregate base and incentive compensation payable to all Executive Officers for the incentive compensation pool up to $600,000. Therefore, consolidated net income before taxes must exceed 2 times the base compensation before the Company executives are entitled to incentive compensation. The factor increases as consolidated net income increases.

     3) All other provisions of the agreement would remain the same.

                           D.E. FREY & COMPANY, INC.
                           -------------------------
                            INCENTIVE COMPENSATION
                            ----------------------

                                                                     Consolidated Net Income             Aggregate
Base Compensation (1)       Incentive Compensation       Factor          Before Taxes               Incentive Compensation
--------------------        ----------------------       ------          ------------               ----------------------

                            Lower           Upper                     Lower            Upper
                            Range           Range                     Range            Range
                            -----           -----                     -----            -----

$1,200,000                 $0               $600,000     2            $2,400,000       $3,600,000         $600,000

$1,200,000                 $600,001         $1,200,000   2.25         $4,050,000       $5,400,000         $1,200,000

$1,200,000                 $1,200,001       $2,400,000   2.5          $6,000,000       $9,000,000         $2,400,000

$1,200,000                 $2,400,001       $3,600,000   3            $10,800,000      $14,400,000        $3,600,000

$1,200,000                 $3,600,001       $4,800,000   4            $19,200,000      $24,000,000        $4,800,000

$1,200,000                 $4,800,001       $8,400,000   5            $30,000,000      $48,000,000        $8,400,000

$1,200,000                 $8,400,001       $22,800,000  5            $48,000,000      $120,000,000       $22,000,000


The maximum aggregate monthly base compensation payable to Management Executive Officers excluding the General Counsel is $100,000 per month, regardless of the profitability of Group and Company. Incentive compensation above the aggregate of Management Executive officers monthly compensation shall not be deemed to have been earned and shall not be payable unless Group's consolidated net income before taxes computed for the fiscal year (but after the deduction for the incentive compensation) equals or exceeds 2; 2.25; 2.5; 3.0; 4.0; and 5.0 times the aggregate base compensation and incentive compensation payable to Management Executive officers excluding the General Counsel (Management Compensation), if Management compensation is $1,200,000 to $1,800,000; $1,800,001 to $2,400,000;
$2,400,001 to $3,600,000; $3,600,001 to $4,800,000; $4,800,001 to $6,000,000;
$6,000,001 to $9,600,000; $9,600,001 to $24,000,000 and Management
compensation in excess of $24,000,000 respectively.

(1) Assumes base compensation of $100,000 per month